Exhibit 10.4

SECOND AMENDMENT TO BUSINESS LOAN
AGREEMENT AND SECURITY AGREEMENTS

This SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT AND SECURITY AGREEMENTS (“Second Amendment”) is dated as of August 14, 2009 (“Second Amendment Effective Date”), by and between CEDAR RAPIDS BANK & TRUST COMPANY (the “Lender”) and MACC Private Equities Inc., f/k/a MorAmerica Capital Corporation (the “Borrower”).

RECITALS:

WHEREAS, the Borrower and the Lender are parties to (i) that certain Business Loan Agreement dated as of August 30, 2007 as attended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 (collectively the “Loan Agreement”); (ii) the Commercial Security Agreement, dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 (the “Commercial Security Agreement”); and (iii) the Commercial Pledge and Security Agreement dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 (the “Commercial Pledge and Security Agreement”);

WHEREAS, Borrower and the Lender desire to consolidate the Indebtedness of the Borrower to the Lenders into one term Note and to extend the due date of the Indebtedness.

WHEREAS, Borrower and Lender desire to amend certain provisions under the Loan Agreement, the Commercial Security Agreement, the Commercial Pledge and Security Agreement (with the Commercial Security Agreement, each a “Security Agreement”), and the Related Documents (collectively, the “Operative Documents”); to accomplish the foregoing.

AMENDMENTS

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

SECTION 1.                      DEFINITIONS.  All terms contained in this Second Amendment and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.  After the Second Amendment Effective Date, all references in the Loan Agreement, as amended, to “this Agreement”, “herein”, “hereunder” and words of similar import shall be deemed to be references to the Loan Agreement as amended hereby.  References in the Operative Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as so amended.

SECTION 2.                      AMENDMENTS TO THE LOAN AGREEMENT.  The Lender and Borrower hereby agree, effective upon the Second Amendment Effective Date, that the Loan Agreement shall be amended as follows:

2.0           The Loan Agreement is amended by striking and deleting the Paragraph entitled “CESSATION OF ADVANCES”.

2.1           The DEFINITIONS Section of the Loan Agreement is amended by inserting in the appropriate alphabetical order, the following definition:

Second Amendment Effective Date.  The term “Second Amendment Effective Date” means the effective date of the Second Amendment as set forth therein.”

2.2           The DEFINITIONS Section of the Loan Agreement is amended by striking and deleting the definition of Note and inserting in lieu thereof the following definition.

Note.  The word “NOTE” means the Note executed by the Borrower dated August 14, 2009, together with all renewals of, extensions of, modifications described herein or described on any exhibit or schedule attached to this Agreement from time to time.

2.3           The Loan Agreement is amended by adding the following to the paragraph titled “Negative Covenants”:

Distribution Limitation.  The term “Distribution Limitation” means the Borrower cannot make any distribution of dividends to shareholders except for the purpose of satisfying tax liabilities.

2.4           Amendment to Loan Agreement Addendum.  The Business Loan Agreement Addendum to the Loan Agreement is hereby amended by adding to the list of loans subject to the Business Loan Agreement the following:

Loan #                                           Original Loan Date                                                      Original Loan Amount
1089922418                                August 14, 2009                                                      $4,814,022.34

SECTION 3.                      AMENDMENTS TO EACH SECURITY AGREEMENT.  Each Security Agreement is hereby amended by striking and deleting the definition of Note and inserting in lieu thereof the following definition:

Note.  The word “NOTE” means the Note executed by the Borrower dated August 14, 2009, together with all renewals of, extensions of, modifications described herein or described on any exhibit or schedule attached to this Agreement from time to time.

SECTION 4.                      EXIT FEE.  A fee of $25,400 will be due from Borrower to Lender upon final payment of the Note.

SECTION 5.                      EFFECT OF AMENDMENT.  Any terms of the Loan Agreement or any Operative Documents which have not been expressly modified or amended by this Second Amendment are hereby ratified and confirmed and shall remain in full force and effect between the parties.

SECTION 6.                      COUNTERPARTS.  This Second Amendment may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one (1) instrument.  Any of the parties hereto may execute this Second Amendment by signing any such counterpart.

SECTION 7.                      CONSTRUCTION.  This Second Amendment shall be governed by and construed in accordance with the law of the State of Iowa.  Section and paragraph headings contained herein are for the convenience of reference only and shall not be construed as to affect the interpretation or construction of any substantive provision of this Second Amendment

SECTION 8.                      Borrower hereby acknowledges receipt of a copy of this Agreement.

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE ALSO APPLIES TO ANY OTHER LOAN AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the day and year first above written.

MACC PRIVATE EQUITIES INC.	CEDAR RAPIDS BANK & TRUST
f/k/a MorAMERICA Capital Corporation	COMPANY

By: /s/ Travis T. Prentice	By: /s/ John Hall
Travis T. Prentice, Its President & CEO	John Hall, Its Commercial Banking Officer

By: /s/Derek Gaertner
Derek Gaertner, Its CFO

PROMISSORY NOTE

Principal $4,814,022.34	Loan Date 08-14-2009	Maturity 03-31-2010	Loan No. 1089922418	Call / Coll 410 / 4	Account MACC PEOO	Officer 755	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “* * * *” has been omitted due to text length limitations.

Borrower:                      MACC PRIVATE EQUITIES, INC.                                                                                     Lender:                      CEDAR BANK AND TRUST COMPANY
                 101 2ND ST SE SUITE 800                                                                                                                                      500 1ST AVENUE NE STE 100
                 CEDAR RAPIDS, IA  52401-1219                                                                                                                         CEDAR RAPIDS, IA  52401

Principal Amount: $4,814,022.34	Date of Note: August 14, 2009

PROMISE TO PAY.  MACC PRIVATE EQUITIES INC. (“Borrower”) promises to pay to CEDAR RAPIDS BANK AND TRUST COMPANY (“Lender”), or order, in lawful money of the United States of America, the principal amount of Four Million Eight Hundred Fourteen Thousand Twenty-two & 34/100 Dollars ($4,814,022.34), together with interest on the unpaid principal balance from August 14, 2009, until paid in full.

PAYMENT.  Borrower will pay this loan in one principal payment at $4,814.022.34 plus interest on March 31, 2010. This payment due on March 31, 2010, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 30, 2009, with all subsequent interest payments to be due on the last day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is Subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime as published in The Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.000 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 6.000% per annum based on a year of 360 days.  NOTICE: Under no circumstances will the interest rate on this Note be less than 6.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a 365/360 basis: that is, by applying the ratio of the Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a

PROMISSORY NOTE
(Continued)
Loan No: 1089922418	Page 2

disputed amount must be mailed or delivered to: Cedar Rapids Bank and Trust Company, 500 1st Avenue NE Ste 100, P.O. Box 789 Cedar Rapids, IA 52406-0789.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 4.000 percentage point margin (“Default Rate Margin”).  The default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the Interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either new or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership.  Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions.  If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to

PROMISSORY NOTE
(Continued)
Loan No: 1089922418	Page 3

cure the default and thereafter continues and completes all reasonable and necessary stops sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs.  In addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Iowa.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Linn County, State of Iowa.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL.  Borrower acknowledges this Note is secured by Business Loan Agreement dated August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008, and Second Amendment to Business Loan Agreement and Security Agreements dated August 14, 2009 (collectively the “Loan Agreement”); the Commercial Security Agreement, dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 and Second Amendment to Business Loan Agreement and Security Agreements dated August 14, 2009 (the “Commercial Security Agreement”); the Commercial Pledge and Security Agreement dated as of August 30, 2007 as amended by an Omnibus Amendment, Consent and Waiver dated April 29, 2008 and Second Amendment to Business Loan Agreement and Security Agreements dated August 14, 2009 (the “Commercial Pledge and Security Agreement”.

PURPOSE OF LOAN.  The purpose of this loan is for: Consolidate #1089921655 and #1089921654 into one term note.

MANDATORY PRINCIPAL REDUCTION.  Borrower will be required to apply 80% of cash proceeds realized from the sale or liquidation of any investments owned by the Borrower to this note.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Please notify us if we report any Inaccurate information about your account(s) to a consumer reporting agency.  Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address:  Cedar Rapids Bank and Trust Company 500 1st Avenue NE Ste 100, P.O. Box 789 Cedar Rapids, IA 52406-0789.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.

PROMISSORY NOTE
(Continued)
Loan No: 1089922418	Page 4

Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

MACC PRIVATE EQUITIES, INC.

By:  /s/ Travis T. Prentice                                           By:  /s/ Derek Gaernter
Travis T. Prentice, President & CEO of MACC                                                  Derek Gaertner, Chief Financial Officer of
PRIVATE EQUITIES, INC.                                                                                     MACC PRIVATE EQUITIES, INC.

LENDER:

CEDAR RAPIDS BANK AND TRUST COMPANY

x      /s/ John Hall
John Hall, Commercial Banking Officer

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $4,814,022.34	Loan Date 08-14-2009	Maturity 03-31-2010	Loan No. 1089922418	Call / Coll 410 / 4	Account MACC PEOO	Officer 755	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “* * * *” has been omitted due to text length limitations.

Borrower:     MACC PRIVATE EQUITIES, INC.                                                                                     Lender:                      CEDAR BANK AND TRUST COMPANY
101 2ND ST SE SUITE 800                                                                                                                                      500 1ST AVENUE NE STE 100
CEDAR RAPIDS, IA  52401-1219                                                                                                                         CEDAR RAPIDS, IA  52401

LOAN TYPE:  This is a Variable Rate Nondisclosable Loan to a Corporation for $4,814,022.34 due on March 31, 2010.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for:

*  Personal, Family, or Household Purposes or Personal Investment.

☒  Business (Including Real Estate Investment).

SPECIFIC PURPOSE.  The specific purpose of this Loan is: Consolidate #1089921655 and #1089921654 into one term note.

DISBURSEMENT INSTRUCTIONS.  Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied.  Please disburse the loan proceeds of $4,814,022.34 as follows:

Amount paid to Borrower directly:	$181,684.64
$181,684.64 Deposited to Checking Account #390013456

Amount paid on Borrower’s account:	$4,632,337.70
$4,314,022.34 Payment on loan # 1089921654
$318,315.36 Payment on Loan # 1089921655

Note Principal:	$4,814,022.34

CHARGES PAID IN CASH.  Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid In Cash:	$10,808.78
$10,066.05 Interest on Loan
#1089921654 as of 8/14/2009
$742.73 Interest on Loan #1089921655
as of 8/14/2009

Other Charges Paid in Cash:	$ 1,580.00
$1,500.00 Documentation Fee
$80.00 Delaware UCC Search

Total Charges Paid in Cash:	$12,388.78

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DISBURSEMENT REQUEST AND AUTHORIZATION AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED AUGUST 14, 2009.

BORROWER:

MACC PRIVATE EQUITIES INC.

By:  /s/ Travis T. Prentice                                   By:   /s/ Derek Gaertner
Travis T. Prentice, President & CEO of MACC                                                    Derek Gaertner, Chief Financial Officer of MACC
PRIVATE EQUITIES, INC.                                                                                       PRIVATE EQUITIES, INC.

NOTICE OF FINAL AGREEMENT

Principal $4,814,022.34	Loan Date 08-14-2009	Maturity 03-31-2010	Loan No. 1089922418	Call / Coll 410 / 4	Account MACC PEOO	Officer 755	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “* * * *” has been omitted due to text length limitations.

Borrower:     MACC PRIVATE EQUITIES, INC.                                         Lender:                      CEDAR BANK AND TRUST COMPANY
101 2ND ST SE SUITE 800                                                                                          500 1ST AVENUE NE STE 100
CEDAR RAPIDS, IA  52401-1219                                                                             CEDAR RAPIDS, IA  52401

IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THE LOAN AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THE WRITTEN LOAN AGREEMENT MAY BE LEGALLY ENFORCED.  BORROWER MAY CHANGE THE TERMS OF THE LOAN AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

As used in this Notice, the following terms have the following meanings:

Loan.  The term “Loan” means the following described loan:  a Variable Rate Nondisclosable Loan to a Corporation for $4,814,022.34 due on March 31, 2010.

Loan Agreement.  The term “Loan Agreement” means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan, including without limitation the following:

LOAN DOCUMENTS

Promissory NoteDisbursement Request and Authorization
Notice of Final Agreement
SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT AND SECURITY AGREEMENTS
Parties.  The term “Parties” means CEDAR RAPIDS BANK AND TRUST COMPANY and any and all entities or individuals who are obligated to repay the loan or have pledged property as security for the Loan, including without limitation the following:

Borrower:                      MACC PRIVATE EQUITIES INC.

Each Party who signs below, other than CEDAR RAPIDS BANK AND TRUST COMPANY, acknowledges, represents, and warrants to CEDAR RAPIDS BANK AND TRUST COMPANY that it has received, read and understood this Notice of Final Agreement.  This Notice is dated August 14, 2009.

BORROWER:

MACC PRIVATE EQUITIES, INC.

By:  /s/ Travis T. Prentice                                           By:  /s/ Derek Gaernter
Travis T. Prentice, President & CEO of MACC                                                  Derek Gaertner, Chief Financial Officer of
PRIVATE EQUITIES, INC.                                                                                     MACC PRIVATE EQUITIES, INC.

LENDER:

CEDAR RAPIDS BANK AND TRUST COMPANY

x      /s/ John Hall
John Hall, Commercial Banking Officer